EXHIBIT 4.4

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR.

STOCK SUBSCRIPTION WARRANT

To Purchase Common Stock of
ORBIMAGE Inc.

Date of Initial Issuance:
Number of Shares:
Initial Warrant Price:	$28.22 per share
Expiration Date:	December 31, 2007

     THIS CERTIFIES THAT for value received,                    , or its registered assigns (hereinafter called “Holder”), is entitled to purchase from ORBIMAGE Inc., a Delaware corporation (“Company”), at any time during the Term of this Warrant,                                shares of common stock, $0.01 par value, of Company (the “Common Stock”), at the Warrant Price, payable as provided herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained. This Warrant may be exercised in whole or in part.

SECTION 1. Definitions.

     For all purposes of this Warrant, the following terms shall have the meanings indicated:

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     “Registration Rights Agreement” shall mean that certain Registration Rights Agreement dated as of December 31, 2003 among Company and certain holders of its securities.

     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

     “Term of this Warrant” shall mean the period beginning on the date of initial issuance hereof and ending on December 31, 2007.

     “Warrant Price” shall mean $28.22 per share, subject to adjustment in accordance with Section 4 hereof.

     “Warrants” shall mean this Warrant and any other Warrant or Warrants issued to any transferees, successors or assigns of such original holder or subsequent holder.

     “Warrant Shares” shall mean shares of Common Stock, subject to adjustment or change as herein provided, purchased or purchasable by Holder upon the exercise hereof.

SECTION 2. Exercise of Warrant.

     2.1 Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), Holder shall deliver to Company at its office referred to in Section 11 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form of Exhibit A attached hereto, (ii) cash, certified or official bank check payable to the order of Company, wire transfer of funds to Company’s account in the amount of the Warrant Price for each share being purchased and any amount required to be paid by the Holder on account of a transfer of a Warrant or Warrant Shares pursuant to Section 3, and (iii) this Warrant.

     In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of Holder or, subject to compliance with Section 6.2, such other name or names as may be designated by Holder, shall be delivered to Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which Holder shall have complied with the conditions for exercise of this Warrant set forth above, irrespective of the date of delivery of such certificate, except that, if the date of such compliance is a date when the stock transfer books of Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     2.2 Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for Holder thereof (which counsel shall be reasonably satisfactory to Company) the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3. Covenants as to Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock (or out of shares of Common

Stock held in its treasury) solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens, preemptive rights and charges with respect to the issue thereof. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic national securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise. The Company further covenants and agrees that it shall pay when due and payable any and all federal and state documentary or stamp taxes (other than federal or state income taxes or similar laws) or other costs which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant (provided, however, the Company’s obligations in this regard will in all events be conditioned upon the Holder cooperating with the Company in any reasonable arrangement designed to minimize or eliminate any such taxes), except that, if Warrant Shares or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the Notice of Exercise.

SECTION 4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 5, Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, only the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

     (i) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

     (ii) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

     (iii) Whenever the Warrant Price shall be adjusted as provided in this Section 5, Company shall promptly prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment, setting forth in reasonable detail and certifying the calculation of such adjustment. Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its, his or her address appearing on Company’s records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of clause (v) of this Section 5.

     (iv) Adjustments made pursuant to this Section 5 shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

     (v) In the event Company shall propose to take any action of the types described in this Section 5, Company shall forward, at the same time and in the same manner, to Holder such notice, if any, which Company shall give to the holders of capital stock of Company.

     (vi) In any case in which the provisions of this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, Company may defer until the occurrence of such event, issuing to any Holder of all or any part of this Warrant that exercised all or part of this Warrant after such record date, and before the occurrence of such event, the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

SECTION 6. Ownership.

     6.1 Ownership of This Warrant.

     Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 6.

     6.2 Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of Company by Holder hereof in person or by duly authorized attorney, together with a properly executed Assignment (in the form of Exhibit B or Exhibit C hereto, as the case may be) and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of Holder, if a partial transfer is effected) shall be promptly made and delivered by Company upon surrender of this Warrant duly endorsed, at the office of Company referred to in Section 11 hereof. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it (provided, that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), and upon surrender of this Warrant if mutilated, Company shall promptly make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than documentary or stamp taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by Holder. Holder shall not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

SECTION 7.

     7.1 Mergers, Consolidation, Sales. In the case of any proposed consolidation or merger of Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization, recapitalization, reclassification of the capital stock of Company or other transaction, then, as a condition of such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction, Company shall give 30 days’ prior written notice thereof to Holder hereof and lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction. In any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction (including a purchaser of all or substantially all the Company’s assets) assumes by written instrument the obligation to deliver to each Holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire upon exercise of Warrants.

SECTION 8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where Holder would, except for the provisions of this Section 8, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share

(determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of Company) over the Warrant Price for such fractional share.

SECTION 9. Special Arrangements of Company. Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by Holder:

     9.1 Certain Actions. The Company shall not amend its certificate or articles, as the case may be, of incorporation to eliminate as an authorized class of capital stock that class denominated as “Common Stock” on the date hereof. The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than Delaware, amending its Third Amended and Restated Certificate of Incorporation or through any merger, sale, consolidation, reorganization, reclassification, issuance or sale of securities or any other action) avoid or seek to avoid the observance or performance of any terms of this Warrant or impair or diminish its value, but shall at all times in good faith assist in the carrying out of all such terms of Warrant. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making the Warrant exercisable for less than one share of Common Stock.

     9.2 Shall Bind Successors. This Warrant and the rights evidenced hereby shall be binding upon the successors of the Company.

     9.3 No Exercise Interference; Par Value. The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Warrant Price then in effect.

     9.4 Governmental Filings. The Company shall assist and cooperate with any reasonable request by the Holder which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

     9.5 Notices of Certain Actions.

     The Company shall give written notice to the Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any recapitalization, reorganization, reclassification, consolidation, merger, dissolution, liquidation or sale of all or substantially all of the Company’s assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

SECTION 10. Registration Rights. Company covenants and agrees that the Holder shall be offered the right to become a party to the Registration Rights Agreement with respect to the “piggyback” registration rights provided in Section 5 thereof.

SECTION 11. Notices. Any notice or other document required or permitted to be given or delivered to Holder shall be delivered at, or sent by certified or registered mail to, Holder at such address as shall have been furnished to Company in writing by Holder. Any notice or other document required or permitted to be given or delivered to Company shall be delivered at, or sent by certified or registered mail to, Company at its address for notices set forth in the Agreement or to such other address as shall have been furnished in writing to Holder by Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 12. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle Holder to any of the rights of a stockholder of Company (including, without limitation, any preemption rights, voting rights or rights to dividends) except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Warrant Price hereunder or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

SECTION 13. Law Governing. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 14. Public Offering; Sale of Company. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to consummation of such transaction.

SECTION 15. Representations of the Company. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Warrant and to issue and deliver the Warrant to the Holder. The execution, delivery, and performance by the Company of its obligations under this Warrant, including the issuance and delivery of the Warrant to the Purchaser, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed and delivered by the Company and is a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

SECTION 16. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants.

SECTION 17. Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration, pursuant to the Registration Rights Agreement, of the Warrants and the Warrant Shares issued upon such exercise) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided, that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

SECTION 18. Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer this     day of    , 2003.

ORBIMAGE Inc.

By:

Title:

EXHIBIT A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE ATTACHED WARRANT

The undersigned hereby exercises the right to purchase                     shares of Common Stock which the undersigned is entitled to purchase by the terms of the attached Warrant according to the conditions thereof, and herewith makes payment of $                    therefor in cash.

All shares to be issued pursuant hereto shall be issued in the name of, and the initial address of such person to be entered on the books of ORBIMAGE Inc. shall be:

The shares are to be issued in certificates of the following denominations:

[Type Name of Holder]

By:

Title:

Dated:

EXHIBIT B

FORM OF ASSIGNMENT
(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE ATTACHED WARRANT

FOR VALUE RECEIVED                                       hereby sells, assigns and transfers unto                                        all rights of the undersigned under and pursuant to the attached Warrant, and the undersigned does hereby irrevocably constitute and appoint                                                          Attorney to transfer said Warrant on the books of ORBIMAGE Inc., with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF ASSIGNMENT
(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE ATTACHED WARRANT

FOR VALUE RECEIVED                                         hereby sells, assigns and transfers unto                                        (i) the rights of the undersigned to purchase                    shares of Common Stock under and pursuant to the attached Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the attached Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint                                       Attorney to transfer said Warrant on the books of ORBIMAGE Inc., with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.